                                   EXHIBIT 99

                                                          NEWS RELEASE
FOR IMMEDIATE RELEASE                                     JANUARY 31, 2002

Investor Contact:     Bob Marshall, Conectiv (302) 429-3164
Media Contact:        Tim Brown, Conectiv (302) 283-5803

                        CONECTIV ANNOUNCES 2001 EARNINGS
                       FOCUSED ENERGY STRATEGY DELIVERING
                           SOLID FINANCIAL PERFORMANCE

WILMINGTON, Del. - Conectiv (NYSE:CIV) today reported consolidated earnings for the three and twelve months periods ended December 31, 2001.

Earnings per Common Share for 2001 were $4.43, compared with $2.36 per Common Share for calendar year 2000. Earnings per Common Share for 2001 reflect the effects of higher regulated energy throughput, one-time gains on nonstrategic plant sales and lower capital costs, offset by generally mild weather, lower energy gross margins and adjustments to the company's investment portfolio.

The components of earnings per Common Share for the three and twelve months periods ended December 31, 2001 and 2000, respectively, are shown in the table below.

                                                    Three Months                   Twelve
                                                        Ended                   Months Ended
                                                     December 31                 December 31
                                              -------------------------   -------------------------
                                                2001           2000          2001          2000
                                              ----------    -----------   -----------    ----------
Energy/Power Delivery/Other                       $0.28          $0.43         $2.04         $2.36
Gain on Sale of Power Plants                         --           0.15          2.12          0.15
Gain on contract termination                         --             --          0.50            --
Investment (losses)/gains                        (0.14)         (0.12)        (0.10)          0.13
Loss on Sale of HVAC/Other businesses                --            ---            --        (0.28)
Merger Costs                                     (0.02)             --        (0.13)            --
                                              ----------    -----------   -----------    ----------
        Total from continuing operations          $0.12          $0.46         $4.43         $2.36
                                              ==========    ===========   ===========    ==========

"2001 was a year of significant accomplishments for our company," said Howard E. Cosgrove, Chairman and CEO of Conectiv. "The sale of base load units and nuclear interests, the growth of our mid-merit merchant energy business, and our improved customer satisfaction ratings in our regulated business all serve to reinforce our strategic decision to focus on our core energy business." Cosgrove stated that "2001 earnings from our core energy businesses were essentially on target, but below last year, due to the effects of the sale of our base load plants in late June. We continue to focus, grow and build on our strengths, which are our asset-backed merchant energy business integrated with our regulated transmission and distribution business.

Conectiv Power Delivery, our regulated utility business, contributed strong financial results in 2001, as a result of productivity gains, process-oriented improvements and a well-balanced regional economy." Cosgrove noted that "despite the effects of mild weather and tighter gross margins, Conectiv Energy was able to meet its earnings targets."

Cosgrove indicated that Conectiv's growth will continue to be driven by the addition of mid-merit plants in PJM. "That growth is already underway, with one project, a 550 megawatt gas-fired combined cycle unit here in Delaware, expected to be fully completed by mid-year 2002. Another mid-merit project in Bethlehem, Pennsylvania received its final permits earlier this month and construction of the first phase has begun." said Cosgrove. Currently Conectiv has approximately 2,200 megawatts of mid-merit and peaking generation in the mid Atlantic PJM power pool. Conectiv's mid-merit power plants come on line quickly in order to produce electricity when demand is high, and can be stopped quickly when demand drops.

"However, the timing of future plant additions will be affected by current market factors. Our approach has always been to be flexible and add more mid merit assets as warranted by regional market conditions. In light of continuing declines in wholesale energy prices, and our goal of optimizing capital resources, we have adjusted our plans and have taken steps to stretch schedules and reduce equipment orders with no material financial exposure resulting from those changes. We are taking a long-term view for both our shareholders and our customers, and remain committed to being a leading player in the mid-merit generation segment of the PJM market" said Cosgrove.

Noting that 2001 financial results were in line with investor expectations, Cosgrove said, "looking ahead to 2002, we see earnings being affected by base load asset sales, timing of new plant additions, lower pension credits as well as regional economic conditions. Taking these factors into account, our 2002 earnings goals are comparable to 2001," said Cosgrove.

Cosgrove stated that the merger involving Potomac Electric Power Company (Pepco) remained on track, with settlement agreements pending in Maryland and Delaware. The merger has already been cleared by the Federal Energy Regulatory Commission, the Pennsylvania Public Utility Commission, the Virginia State Corporation Commission, the Federal Trade Commission and the U.S. Justice Department. Approvals are also being sought in the District of Columbia, New Jersey, and from the U.S. Securities and Exchange Commission.

The current year results include a gain of $2.62 per share for the sale of base load power plants and contract termination and $0.13 per Common Share for costs associated with its proposed merger with Pepco. During 2001, the company completed the sale of approximately 1,464 megawatts of base-load coal-fired and nuclear generation and the sale of an interest in a cogeneration plant. In addition, in June 2001, Conectiv announced the sale of its telecommunications subsidiary and those financial results are presented in the consolidated financial statements as discontinued operations. Reported results for 2000 include a loss of $0.28 per share for the sale of HVAC and other businesses.

FOURTH QUARTER RESULTS

Earnings per Common Share from continuing operations for the three months ended December 31, 2001 were $0.12 compared with $0.46 for the same period last year. Excluding investment losses and merger costs, earnings from the core energy businesses were $0.28 per Common Share compared with $0.43 per Common Share for the same period last year, reflecting the effects of milder weather, power plant sales, and higher utility purchased power costs.

CLASS A COMMON STOCK

Earnings per share of Class A Common Stock (NYSE:CIVA) for the twelve months ended December 31, 2001 were $1.94, compared with $1.06 for the same period last year, reflecting increased electric throughput. Earnings per share of Class A Common Stock for the three months ended December 31, 2001 were $0.17, compared with $0.24 in the same period of 2000, due to milder weather in the current period.

EARNINGS CONFERENCE CALL

Conectiv will host a conference call to discuss its fourth quarter 2001 financial results on Thursday, January 31, 2002 at 10 AM EST. U.S. investors may telephone 1-800-298-0487 five minutes before the scheduled start of the conference call. International callers should dial 1-913-981-5518. The call will also be webcast live via the Internet at that time. The webcast can be accessed via HTTP://WWW.SHAREHOLDER.COM/CIV/MEDIALIST.CFM.

Conectiv, a Fortune 500 company headquartered in Wilmington, DE, is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy delivery service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of "mid-merit" power plants that can start and stop quickly in response to changes in the demand for power within the PJM [Pennsylvania-New Jersey-Maryland] power pool.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statements. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply; the unbundling of delivery services; an increasingly competitive and volatile energy marketplace; results of any asset dispositions; sales retention and growth; the effects of weather; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; and credit market concerns. Conectiv undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.

                                     (more)

                                    CONECTIV
                (Dollars in Thousands, except per share amounts)
                                   (Unaudited)

                                                                       THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                           DECEMBER 31,                     DECEMBER 31,
                                                                  ----------------------------      ----------------------------
                                                                      2001             2000            2001             2000
                                                                  -----------      -----------      -----------      -----------
Operating Revenues (1)                                            $   953,398      $ 1,280,006      $ 5,790,055      $ 4,987,677
                                                                  -----------      -----------      -----------      -----------

Operating Income (1), (2)                                         $    65,102      $   132,353      $   759,215      $   539,201
                                                                  -----------      -----------      -----------      -----------

Income from Continuing Operations, Net of
Income  Taxes (3)                                                 $    10,980      $    39,430      $   377,522      $   203,815
                                                                  -----------      -----------      -----------      -----------

Discontinued Telecommunications Operations
       Loss From Operations, Net of Income Taxes                           --      $    (9,114)     $    (7,696)     $   (32,985)
                                                                  -----------      -----------      -----------      -----------
       Loss From Disposal, Net of Income Taxes                             --               --      $  (118,788)              --
                                                                  -----------      -----------      -----------      -----------

Income Before Extraordinary Item                                  $    10,980      $    30,316      $   251,038      $   170,830
                                                                  -----------      -----------      -----------      -----------

Extraordinary item--loss on extinguishment of debt                         --               --      $    (2,790)              --
                                                                  -----------      -----------      -----------      -----------

Net Income                                                        $    10,980      $    30,316      $   248,248      $   170,830
                                                                  -----------      -----------      -----------      -----------

Earnings (Loss) Applicable to Common Stock
       Common stock
           Continuing operations (3)                              $    10,035      $    38,073      $   366,400      $   197,704
           Discontinued telecommunication operations
               Loss from operations                                        --           (9,114)          (7,696)         (32,985)
               Loss from disposal                                          --               --         (118,788)              --
            Extraordinary item-loss on extinguishment of debt              --               --           (2,790)
       Class A common stock                                               945            1,357           11,122            6,111
                                                                  -----------      -----------      -----------      -----------
                                                                  $    10,980      $    30,316      $   248,248      $   170,830
                                                                  -----------      -----------      -----------      -----------
Average shares outstanding (000)
       Common stock                                                    82,704           82,699           82,704           83,686
       Class A common stock                                             5,742            5,742            5,742            5,742

Earnings per average share--basic
       Common stock
           Continuing operations
                   Energy/Power Delivery/Other                    $      0.28      $      0.43      $      2.04      $      2.36
                    Investment (losses) / gains                         (0.14)           (0.12)           (0.10)            0.13
                    Loss on sale of HVAC and other businesses              --               --               --            (0.28)
                   Gain on sale of power plants                            --             0.15             2.12             0.15
                   Gain on contract termination                            --               --             0.50               --
                    Merger related costs                                (0.02)              --            (0.13)              --
                                                                  -----------      -----------      -----------      -----------
                      Total continuing operations (4)             $      0.12      $      0.46      $      4.43      $      2.36
                                                                  -----------      -----------      -----------      -----------

           Discontinued telecommunication operations
               Loss from operations                                        --      $     (0.11)     $     (0.09)     $     (0.39)
               Loss from disposal                                          --               --      $     (1.44)              --
          Extraordinary item-loss on extinguishment of debt                --               --      $     (0.03)     $        --

       Class A common stock                                       $      0.17      $      0.24      $      1.94      $      1.06

Dividends declared per share
       Common stock                                               $      0.22      $      0.22      $      0.88      $      0.88
       Class A common stock                                       $      0.25      $      0.80      $      1.55      $      3.20

NOTES

       (1) Operating revenues and operating income include pre-tax gains from the sales of electric generating plants of $297.1 million for 2001, $16.6 million for the fourth quarter of 2000, and $16.6 million for 2000.

       (2) Operating income includes pre-tax merger costs of $2.4 million for the fourth quarter of 2001 and $17.0 million for 2001. Operating income for 2000 includes a $25.2 million pre-tax loss on the sales of HVAC and other businesses.

       (3) The fourth quarter of 2001 includes $1.5 million of after-tax merger costs ($2.4 million pre-tax) and an $11.5 million after-tax loss on investments. The fourth quarter of 2000 includes a $12.8 million after-tax gain ($16.6 million pre-tax) from the sale of power plants, and a $9.8 million after-tax loss on investments. 2001 includes a $175.0 million after-tax gain ($297.1 million pre-tax) from the sale of power plants, a $41.4 million after-tax gain ($73.0 million pre-tax) from a contract termination with a non-utility co-generation partnership, merger costs of $11.0 million after-taxes ($17.0 million pre-tax), and a $7.9 million after-tax loss on investments. 2000 reflects a $23.4 million after-tax loss ($25.2 million pre-tax) on the sales of HVAC and other businesses, a $12.8 million after-tax gain ($16.6 million pre-tax) from the sale of power plants, and $11.1 million of after-tax gains on investments.

       (4) Diluted earnings per share were $4.41 for 2001. For the other periods shown, diluted earnings per share were the same as basic earnings per share.